Tauriga Sciences, Inc. Completes $600,000 USD Equity Private Placement with Select Institutional and Accredited Individual Investors.

New York, NY — October 10, 2014 Tauriga Sciences, Inc., a diversified life sciences company with interests in the natural wellness sector and in developing a proprietary synthetic biology platform technology, has today announced the completion of a $600,000 USD equity private placement with select institutional and accredited individual investors. The pricing of this equity private placement was at $0.0125 per share and there were no warrants offered in conjunction with this financing. The shares issued pursuant to this private placement are “restricted securities” as defined by Rule 144 of the Securities Act of 1933, as amended.

The proceeds from this financing will be used for working capital purposes, specifically to grow revenues in the natural wellness businesses and advance the commercialization efforts of Pilus Energy’s synthetic biology technology platform for industrial wastewater remediation and value creation. Pilus Energy LLC (“Pilus Energy”), is a wholly owned subsidiary of Tauriga Sciences, Inc.

The Company is pleased to disclose that Tokyo, Japan based Dragoon Capital Inc. (through its affiliated investors) has thus far invested $350,000 USD in private placement capital. On August 25, 2014, Tauriga announced the execution of an Investment Banking Agreement with Dragoon Capital Inc. (“Dragoon Capital”). In addition Dragoon Capital has invited Tauriga’s Chariman & CEO, Dr. Stella M. Sung and Chief Medical Officer, Lawrence A. May, M.D. to Japan from October 10-15 for a multi-city investor presentation.

Also of note, three members of Tauriga’s management team and a successful industry colleague participated in this above-mentioned private placement financing. Tauriga’s Chariman & CEO, Dr. Stella M. Sung, Tauriga’s Chief Medical Officer, Lawrence A. May, M.D., and Tauriga’s Vice President Strategic Planning each participated, as did Mr. Derek A. Peterson, Founder and CEO of Terra Tech Corp. (OTCQB: TRTC).

About Tauriga Sciences, Inc.:

Tauriga Sciences, Inc. (TAUG) is a diversified life sciences company focused on generating profitable revenues in the natural wellness sector and in developing a proprietary synthetic biology platform technology. The mission of the Company is to acquire and build a diversified portfolio of cutting edge technology assets that is capital efficient and of significant value to the shareholders. The Company’s business model includes the acquisition of licenses, equity stakes, rights on both an exclusive and non-exclusive basis, and entire businesses. Management is firmly committed to building lasting shareholder value in the short, intermediate, and long terms. Please visit the Company’s corporate website at www.tauriga.com.

About Dragoon Capital, Inc.

Dragoon Capital Inc. is an independent investment banking firm that provides advice to institutional investors and middle-market and emerging growth companies in Japan and worldwide. Together, the firm’s management professionals have more than 80 years of experience providing private and public companies with a broad spectrum of investment banking and financial advisory services, including: mergers and acquisitions; equity and debt capital raises; and restructurings. The firm provides objective, unbiased, results-focused services that clients need to achieve their goals. For more information, please visit: http://www.dragoon.co.jp/en/index.html

NON SOLICITATION:

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale is not permitted. Any securities offered or issued in connection with the above-referenced merger and/or investment have not been registered, and will be offered pursuant to an exemption from registration.

DISCLAIMER:

Forward-Looking Statements: Except for statements of historical fact, this news release contains certain “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995, including, without limitation expectations, beliefs, plans and objectives regarding the development, use and marketability of products. Such forward-looking statements are based on present circumstances and on TAUG’s predictions with respect to events that have not occurred, that may not occur, or that may occur with different consequences and timing than those now assumed or anticipated. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, and are not guarantees of future performance or results and involve risks and uncertainties that could cause actual events or results to differ materially from the events or results expressed or implied by such forward-looking statements. Such factors include general economic and business conditions, the ability to successfully develop and market products, consumer and business consumption habits, the ability to fund operations and other factors over which TAUG has little or no control. Such forward-looking statements are made only as of the date of this release, and TAUG assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances. Readers should not place undue reliance on these forward-looking statements. Risks, uncertainties and other factors are discussed in documents filed from time to time by TAUG with the Securities and Exchange Commission. This press release does not and shall not constitute an offer to sell or the solicitation of any offer to buy any of the securities, nor shall there be any sale of the securities, in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. The securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws, and may not be offered or sold in the United States absent registration, or an applicable exemption from registration, under the Securities Act and applicable state securities laws.

Contact:

Tauriga Sciences, Inc.:

Dr. Stella M. Sung,

Chairman and Chief Executive Officer

Tauriga Sciences, Inc.

www.tauriga.com

San Diego: + 1-858-353-5749

Montreal: + 1-514-840-3697

Email: ssung@tauriga.com